Norfolk Southern Corporation, Three Commercial Place, Norfolk, Va. 23510-2191

FOR IMMEDIATE RELEASE
August 2, 2012

NORFOLK SOUTHERN ANNOUNCES PRIVATE EXCHANGE OFFERS

NORFOLK, VA. — Norfolk Southern Corporation (the "Company") announced today the commencement of offers to certain eligible holders (together, the "Exchange Offers") of the Company's outstanding debt securities listed in the table below (together, the "Existing Notes") to exchange Existing Notes for consideration consisting of cash and up to $600,000,000 aggregate principal amount of the Company's new Notes due 2023 (the "New Notes"), in the proportions set forth in the table below, the complete terms of which are set forth in an offering memorandum, dated today (the "Offering Memorandum"), and the related letter of transmittal, dated today (together with the Offering Memorandum, the "Offering Documents").

The table below indicates each series of Existing Notes included in the Exchange Offers:
						Composition of Total Exchange Consideration (4)
Cusip Numbers	Title of Security	Principal Amount Outstanding	Acceptance Priority Level (3)	Reference U.S. Treasury	Fixed Spread (Basis points)	New Notes	Cash (4)	Early Exchange Premium (1)	Hypothetical Exchange Consideration (1)(2)(4)	Hypothetical Total Exchange Consideration (1)(2)(4)(5)

655844AF5	7.050% Notes due 2037	$294,817,000	1	3.000% due May 15, 2042	+120	90%	10%	$30.00	$1,500.97	$1,530.97
655844AQ1	7.250% Notes due 2031	$472,701,000	2	3.000% due May 15, 2042	+80	87%	13%	$30.00	$1,506.42	$1,536.42
655844AJ7	7.800% Notes due 2027	$440,000,000	3	3.000% due May 15, 2042	+60	81%	19%	$30.00	$1,516.61	$1,546.61
655844AX6	5.640% Notes due 2029	$350,000,000	4	3.000% due May 15, 2042	+70	77%	23%	$30.00	$1,278.50	$1,308.50
655844AW8	5.590% Notes due 2025	$366,620,000	5	1.750% due May 15, 2022	+130	87%	13%	$30.00	$1,271.09	$1,301.09
655844AA6	9.000% Notes due 2021	$83,372,000	6	1.750% due May 15, 2022	+85	67%	33%	$30.00	$1,484.39	$1,514.39
_______________________________
(1)	Per $1,000 principal amount of Existing Notes.

(2)
See Annex B to the Offering Memorandum for details regarding the calculation of the hypothetical Exchange Consideration and Total Exchange Consideration for the Existing Notes tendered on or before the Early Exchange Date.

(3)
All Existing Notes tendered for exchange in an Exchange Offer on or before the Early Exchange Date (as defined below) will have priority over Existing Notes that are tendered for exchange after the Early Exchange Date.

(4)	Does not reflect any accrued and unpaid interest. The Company will pay accrued and unpaid interest on the Existing Notes up to, but not including the applicable Settlement Date (as defined below).

(5)
The Total Exchange Consideration includes the Early Exchange Premium (as defined below). Holders who validly tender Existing Notes after the Early Exchange Date but on or before the Expiration Date (as defined below) will not receive the Early Exchange Premium.

Norfolk Southern Corporation, Three Commercial Place, Norfolk, Va. 23510-2191

The aggregate principal amount of New Notes to be issued pursuant to the Exchange Offers will be subject to a maximum amount of $600,000,000 aggregate principal amount (the "Overall Issue Amount"). In addition, the principal amount of each series of Existing Notes that is accepted pursuant to the Exchange Offers will be subject to the "acceptance priority level" (in numerical priority order) of such series as set forth in the table above and as further described in the Offering Documents.

All Existing Notes that are tendered for exchange in an Exchange Offer on or before the Early Exchange Date will have priority over Existing Notes that are tendered for exchange after the Early Exchange Date. If the principal amount of Existing Notes validly tendered on or before the Early Exchange Date constitutes a principal amount of Existing Notes that, if accepted by the Company, would result in the Company issuing New Notes having an aggregate principal amount equal to or in excess of the Overall Issue Amount, the Company will not accept any Existing Notes tendered for exchange after the Early Exchange Date (even if they are of acceptance priority level 1).

The following is a summary of certain key elements of the planned Exchange Offers:

•	The Exchange Offers will expire at 11:59 p.m., New York City time, on August 29, 2012, unless extended by the Company (the "Expiration Date").

•
The applicable Total Exchange Consideration for each $1,000 principal amount of Existing Notes tendered for exchange and accepted by the Company will equal (x) the discounted value on the Early Settlement Date of the remaining payments of principal and interest per $1,000 principal amount of the tendered series of Existing Notes through the maturity date of such series of Existing Notes, using a yield equal to the sum of (i) the yield, calculated in accordance with standard market practice, that corresponds to the bid-side price of the applicable Existing Notes Reference Treasury, as of 11:00 a.m., New York City time, on August 15, 2012, unless extended by the Company (the "Pricing Date"), as displayed on the Bloomberg Government Pricing Monitor page PX1 plus (ii) the applicable fixed spread specified in the table above for the applicable series of Existing Notes, minus (y) accrued and unpaid interest on such $1,000 principal amount of Existing Notes, to but not including the Early Settlement Date.

o
The Company will pay interest on the New Notes at a rate per annum equal to the yield, calculated in accordance with standard market practice, that corresponds to the bid-side price of the 1.750% United States Treasury due May 15, 2022 as of the Pricing Date, as displayed on the Bloomberg Government Pricing Monitor page PX1 plus a fixed spread of 115 basis points.

•	The Total Exchange Consideration will include an "Early Exchange Premium" of $30.00 per $1,000 principal amount of Existing Notes tendered and accepted for exchange.

•
The Total Exchange Consideration or the Exchange Consideration, as applicable, for each $1,000 principal amount of the Existing Notes, will be payable in cash and New Notes as further described in the Offering Documents.

•
Settlement for Existing Notes tendered on or before the Early Exchange Date and accepted by the Company is expected to be August 20, 2012, unless extended by the Company (the "Early Settlement Date"). Settlement for Existing Notes tendered and

Norfolk Southern Corporation, Three Commercial Place, Norfolk, Va. 23510-2191

accepted after the Early Exchange Date is expected to be August 30, 2012, unless extended by the Company (the "Final Settlement Date").

•
Eligible holders who validly tender and who do not validly withdraw their Existing Notes at or prior to 5:00 p.m., New York City time, on August 15, 2012, unless extended by the Company (the "Early Exchange Date"), and whose tenders are accepted for exchange by the Company, will receive the Total Exchange Consideration for each $1,000 principal amount of Existing Notes.

•
Eligible holders who validly tender Existing Notes after the Early Exchange Date but prior to the Expiration Date, and whose Existing Notes are accepted for exchange by the Company, will receive the "Exchange Consideration," which is the Total Exchange Consideration minus the Early Exchange Premium of $30.00 per $1,000 principal amount at maturity of Existing Notes tendered and accepted for exchange.

•
The cash payable to each holder whose Existing Notes are accepted for exchange will be adjusted as applicable by the accrued and unpaid interest on those Existing Notes and New Notes, to but not including the applicable Settlement Date.

•
Tenders of Existing Notes in the Exchange Offers may be validly withdrawn at any time at or prior to 5:00 p.m., New York City time, on August 15, 2012, unless extended by the Company (the "Withdrawal Deadline"), but will thereafter be irrevocable, except in certain limited circumstances where additional withdrawal rights are required by law.

•
Consummation of the Exchange Offers is subject to a number of conditions, including the issuance of at least $250,000,000 aggregate principal amount of New Notes and the absence of certain adverse legal and market developments.

•	The Company will not receive any cash proceeds from the Exchange Offers.

•	Subject to applicable law, the Company may in its absolute discretion terminate any Exchange Offer for any reason or for no reason.

If and when issued, the New Notes will not have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws.  The New Notes may not be offered or sold in the United States or to any U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Company will enter into a registration rights agreement with respect to the New Notes. The New Notes will be unsecured obligations of the Company and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company.

The Exchange Offers are only made, and copies of the documents relating to the Exchange Offers will only be made available, to a holder of Existing Notes who has certified in an eligibility letter certain matters to the Company, including its status as a "qualified institutional buyer" as defined in Rule 144A under the Securities Act or who is a person other than a "U.S. person" as defined in Rule 902 under the Securities Act. Holders of Existing Notes who desire access to the electronic eligibility form should contact D.F. King & Co., Inc., the information agent for the Exchange Offers, at (800) 848-3416 (U.S. Toll-free) or (212) 269-5550 (Collect). Holders that wish to receive the Offering Documents can certify eligibility at www.dfking.com/norfolksouthern.

Norfolk Southern Corporation, Three Commercial Place, Norfolk, Va. 23510-2191

This news release does not constitute an offer or an invitation by the Company to participate in the Exchange Offers in any jurisdiction in which it is unlawful to make such an offer or solicitation in such jurisdiction.

Norfolk Southern Corporation is one of the nation's premier transportation companies. Its Norfolk Southern Railway subsidiary operates approximately 20,000 route miles in 22 states and the District of Columbia, serves every major container port in the eastern United States, and provides efficient connections to other rail carriers. Norfolk Southern operates the most extensive intermodal network in the East and is a major transporter of coal and industrial products.

Forward-Looking Statements

This release contains forward-looking statements about Norfolk Southern Corporation, including those related to the offering of New Notes and whether or not Norfolk Southern will consummate the offering.  Forward-looking statements reflect management's good-faith evaluation of information currently available.  However, such statements are dependent on and, therefore, can be influenced by a number of external variables over which management has little or no control, including: legislative and regulatory developments; transportation of hazardous materials as a common carrier by rail; acts of terrorism or war; general economic conditions; impacts of environmental regulations on utility coal customers and/or the value of certain of Norfolk Southern's assets; competition and consolidation within the transportation industry; the operations of carriers with which it interchanges; disruptions to its technology infrastructure, including computer systems; labor difficulties, including strikes and work stoppages; results of litigation; natural events such as severe weather, hurricanes, and floods; unavailability of qualified personnel due to unpredictability of demand for rail services; fluctuation in supplies and prices of key materials, in particular diesel fuel; and changes in securities and capital markets.  Information concerning potential factors that could affect Norfolk Southern's financial results is included in its Annual Report on Form 10-K for the year ended December 31, 2011 and its other periodic reports filed with the Securities and Exchange Commission.  Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved.  As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements.  Norfolk Southern undertakes no obligation to update or revise forward-looking statements.

Norfolk Southern contacts:

(Media) Frank Brown, 757-629-2710 (fsbrown@nscorp.com)
(Investors) Michael Hostutler, 757-629-2861 (michael.hostutler@nscorp.com)